Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at the Stephens Annual Investment Conference 2021

HOUSTON, TEXAS – December 1, 2021 – Group 1 Automotive, Inc. (NYSE: GPI), ("Group 1" or the "Company"), an international, Fortune 500 automotive retailer with 218 dealerships located in the U.S., U.K., and Brazil, today announced that senior management will present at the Stephens Annual Investment Conference 2021 on Thursday, December 2, 2021 at 2:00 p.m. E.T. at the Omni Nashville Hotel in Nashville, Tennessee.

A softcopy of the Company’s presentation material provided at the conference will also be available within the Investor Relations section of Group 1's website at www.group1corp.com/company-presentations.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns and operates 218 automotive dealerships, 288 franchises, and 52 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
Senior V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com